Exhibit 3.1
                                                                -----------


               AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                     OF

                               BRUNO'S, INC.


          A. The Articles of Incorporation of the Corporation shall be amended and restated as set forth below:

          1.   The name of the Corporation is Bruno's, Inc.

          2.   The duration of the Corporation is perpetual.

          3. The purpose or purposes for which the Corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including, but not limited to, acquiring, purchasing, investing in or engaging in a business combination or joint venture with, however any of the foregoing may be structured, any corporation, partnership, limited liability company or other entity engaged, in whole or in part, in the manufacturing, marketing, distribution, provision or sale of clothing, food, pharmaceuticals, consumer goods and services, or other goods or services; following any such transaction, to engage in any business theretofore conducted by any business entity which was party to any such transaction; and to engage in any financing or other transactions necessary, appropriate or convenient to effect any of the purposes for which the Corporation is organized.

          4. The total number of shares of capital stock that the Corporation is authorized to issue is 60,000,000 shares of Common Stock, par value $0.01 each.

          5. The registered office and registered agent of the Corporation is The Corporation Company, 60 Commerce Street,
     Montgomery, AL 36104.

          6. (a) The names and addresses of the current individuals who are to serve as the directors of the Corporation are as follows:

                              Paul E. Raether
                              9 West 57th Street
                              New York, New York  10019

                              James H. Greene, Jr.
                              9 West 57th Street
                              New York, New York  10019

                              Nils P. Brous
                              9 West 57th Street
                              New York, New York  10019

                              Ronald G. Bruno
                              1156 Cheval Lane
                              Birmingham, Alabama  35216

                              Henry R. Kravis
                              9 West 57th Street
                              New York, New York  10019

                              George R. Roberts
                              2800 Sand Hill Road, Suite 200
                              Menlo Park, California

                              Michael T. Tokarz
                              9 West 57th Street
                              New York, New York  10019

                              Perry Golkin
                              9 West 57th Street
                              New York, New York  10019

     Such persons shall serve as directors of the Corporation until the first annual meeting of shareholders of the Corporation and until their successors are elected and shall qualify.

          (b) The number of directors of the Corporation shall consist of not less than three nor more than fifteen persons, the exact number of persons within such minimum and maximum limitations being fixed from time to time by the Board of Directors of the Corporation pursuant to resolutions adopted by a majority of the persons constituting the Board of Directors at the time such resolutions are adopted. The Board of Directors shall have the power to fill all vacancies occurring on the Board of Directors, including, without limitation, any vacancies resulting from an increase in the number of directors within the minimum and maximum limitations on the number of directors of the Corporation set forth in this Article 6.

          7.   The name and address of the incorporators are as follows:

                              Joseph Bruno
                              729-10th Avenue, West
                              Birmingham, Alabama

                              Angelo J. Bruno
                              1229 Bush Circle
                              Birmingham, Alabama

                              Lee J. Bruno
                              928-5th Place, West
                              Birmingham, Alabama

                              Anthony J. Bruno
                              1606-27th Street, North
                              Birmingham, Alabama

                              Sam Bruno
                              1000-53rd Street, South
                              Birmingham, Alabama

          8. The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

          9. Every person who is or was a director or an officer of the Corporation shall be indemnified by the Corporation to the fullest extent allowed by law, including the indemnification permitted by
     Section 10-2B-8.58 of the Alabama Business Corporation Act, against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or an officer of or of serving or having served in any capacity with any other enterprise at the request of the Corporation, whether or not that person is a director or an officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred. During the pendency of any such proceeding, the Corporation shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by a director or an officer in connection with the proceeding, subject to the receipt by the Corporation of a written affirmation and a written undertaking as required by law.

          10. A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Act or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. Any repeal or modification of this provision by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

          11. No shareholder shall have a preemptive right to purchase shares of any class of capital stock of the Corporation, including treasury shares.

          B. The foregoing Amended and Restated Articles of Incorporation were adopted by the shareholders of the Corporation on August 18, 1995, in the manner prescribed by the Alabama Business Corporation Act.

          The Common Stock of the Corporation, par value $.01 per share, was the only voting group entitled to vote on such Amended and Restated Articles of Incorporation. As of the record date for the meeting of shareholders at which said amendment was adopted, there were 77,503,341 shares of such Common Stock outstanding, and the holders of such shares were entitled to cast one vote per share, or an aggregate of 77,503,341 votes. There were 64,018,453 votes entitled to be cast by the holders of the Common Stock of the Corporation indisputably represented at the meeting.

          The total number of votes cast for the adoption of such Amended and Restated Articles of Incorporation by the holders of the Common Stock of the Corporation was 62,173,383, and the total number of votes cast against the adoption of such Amended and Restated Articles of Incorporation by the holders of the Common Stock of the Corporation was 1,203,312, and the number of votes cast for the adoption of said Amended and Restated Articles of Incorporation was sufficient for approval of the Amended and Restated Articles of Incorporation by the holders of the Common Stock of the Corporation.